Exhibit 99.1

TECHNE CORPORATION ANNOUNCES APPOINTMENT OF JAMES T. HIPPEL AS CHIEF FINANCIAL OFFICER

Minneapolis/February 6, 2014/ Techne Corporation (NASDAQ:TECH) announces the appointment of James T. Hippel as Chief Financial Officer (CFO) effective April 1, 2014. Mr. Hippel is a finance executive with experience in several globally diverse technology businesses, including extensive experience with mergers, acquisitions, and operations integration. Mr. Hippel replaces Greg Melsen who resigned effective February 3, 2014 and who served as Techne’s VP Finance/CFO since December 2004.

Since May 2012, Mr. Hippel has served as Senior Vice President and CFO for Mirion Technologies, Inc., a $300 million global technology and manufacturing company which provides mission critical products to detect, monitor and identify radiation. Prior to Mirion, Mr. Hippel served as Vice President, Finance at Thermo Fisher Scientific, Inc., leading finance operations for its $2 billion Mass Spectrometry & Chromatography and $1 billion Laboratory Consumables divisions. Mr. Hippel’s experience also includes nine years of progressive financial leadership at Honeywell International, within its Aerospace Segment. Mr. Hippel began his career with KPMG Peat Marwick LLP. He has a proven track record of supporting strategic plans with the infrastructure and capital allocation that generate significant long-term returns, developing performance metrics that drive near-term execution, and building impactful high performance teams. He holds a Masters in Business Administration from Arizona State University and a Bachelor of Accountancy degree from Northern Arizona University. He will relocate with his family from California to Minnesota.

“I’ve known Jim since my days at Thermo Fisher and am ecstatic that he has chosen to come on board at Techne as CFO. He brings tremendous skills in finance, global operations, and executable strategies for growth. He is the right person at the right time for Techne”, said Charles Kummeth, President/CEO of Techne.

About Techne Corporation

Techne Corporation and Subsidiaries (the Company) are engaged in the development, manufacture and sale of biotechnology products and hematology calibrators and controls. These activities are conducted through the Company’s two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England.

R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries: BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, Bionostics Holdings Limited (Bionostics), operating in Devens, Massachusetts, and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. Bionostics is a leading supplier of control solutions used in point of care blood glucose and blood gas testing.

R&D China and R&D Europe distribute the Company’s biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd. (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of chemical reagents for non-clinical life science research.

Forward-Looking Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. The following important factors, among others, have affected and, in the future, could affect the Company’s actual results: the integration of new leadership, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company’s customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Contact

Charles Kummeth

Chief Executive Officer

Techne Corporation

(612) 379-8854